SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 23, 2003

Date of Report (Date of earliest event reported)

QUALCOMM Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-19528	95-3685934

(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive,	San Diego,	CA	92121

(address of principal executive offices)			(Zip Code)

858-587-1121

(Registrant’s telephone number, including area code)

Item 7. Exhibits.

Exhibit
No.	Description

99.1	April 23, 2003 Press Release by QUALCOMM Incorporated

Item 9. Regulation FD Disclosure

     In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure.”

     On April 23, 2003, QUALCOMM Incorporated (the “Company”) issued a press release regarding the Company’s financial results for its second fiscal quarter ended March 30, 2003. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

     The attached press release presents financial information excluding the QUALCOMM Strategic Initiatives (QSI) segment, which would otherwise be required by GAAP. The Company presents such non-GAAP information to facilitate evaluation by management, investors and analysts of its ongoing core operating businesses, including QUALCOMM CDMA Technologies (QCT), QUALCOMM Technology Licensing (QTL) and QUALCOMM Wireless and Internet (QWI). QSI results relate to strategic investments for which the Company has exit strategies of varying durations. The Company’s management believes that the information excluding QSI presents a more representative measure of the operating and liquidity performance of the Company because it excludes the effect of fluctuations in value of investments that are unrelated to the Company’s operational performance. The financial information excluding QSI should be considered in addition, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Reconciliations between total QUALCOMM results and results excluding QSI are presented in the press release.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date: April 23, 2003	By:	/s/ William E. Keitel

William E. Keitel Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	April 23, 2003 Press Release by QUALCOMM Incorporated